                                                                      EXHIBIT 11
                           CONTROL DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                APRIL 2, 1994   APRIL 3, 1993
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Net earnings applicable to common shares:
  Net earnings................................................................  $        1,359  $        1,338
                                                                                --------------  --------------
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Primary:
  Shares for common and common share equivalent earnings per share (1):
    Weighted average number of common shares outstanding......................      13,680,519      12,587,660
    Dilutive effect of outstanding stock options and warrants.................         105,578         720,974
                                                                                --------------  --------------
                                                                                    13,786,097      13,308,634
                                                                                --------------  --------------
                                                                                --------------  --------------
Net earnings per common share and common share equivalents....................  $         0.10  $         0.10
                                                                                --------------  --------------
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Fully Diluted:
  Shares for common and common share equivalent earnings per share (2):
    Weighted average number of common shares outstanding......................      13,680,519      12,587,660
    Dilutive effect of outstanding stock options and warrants.................         105,578         865,440
                                                                                --------------  --------------
                                                                                    13,786,097      13,453,100
                                                                                --------------  --------------
                                                                                --------------  --------------
Net earnings per common share and common share equivalents....................  $         0.10  $         0.10
                                                                                --------------  --------------
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(1) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the average market price of the Company's shares during each period.
(2) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's shares during each period.